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                                                                     Exhibit 2.2

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of July 30, 2001 by and between coolsavings.com inc., a Michigan corporation ("coolsavings.com"), and CoolSavings, Inc., a Delaware corporation wholly-owned by coolsavings.com (the "Corporation"), pursuant to and in accordance with the provisions of the General Corporation Law of the State of Delaware (the "Delaware Act") and the Michigan Business Corporation Act (the "Michigan Act", and collectively with the Delaware Act, the "Acts").

                                   RECITALS:
                                   --------

     WHEREAS, the respective Board of Directors of coolsavings.com and the Corporation have deemed it advisable and to the advantage of the corporations and their respective stockholder(s) that coolsavings.com merge with and into the Corporation upon the terms and conditions herein provided;

     WHEREAS, coolsavings.com and the Corporation intend that the merger contemplated hereby qualify as a tax-free reorganization within the meaning of
Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended;

     WHEREAS, the respective Boards of Directors of coolsavings.com and the Corporation have approved this Agreement;

     WHEREAS, the respective Board of Directors of coolsavings.com and the Corporation have directed that this Agreement be submitted to a vote of their respective shareholder(s) entitled to vote thereon; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, coolsavings.com and the Corporation hereby agree to the merger of coolsavings.com with and into the Corporation upon the terms and conditions set forth in this Agreement:

1.   CONSTITUENT CORPORATIONS
     ------------------------

     a. The name and state of incorporation of each of the constituent corporations involved in the Merger are as follows:

         Name                            State of Incorporation
         ----                            ----------------------
         coolsavings.com, inc.           Michigan
         CoolSavings, Inc.               Delaware

     b. The surviving corporation (the "Surviving Corporation") shall be CoolSavings, Inc., a Delaware corporation.
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2.   CAPITAL STOCK
     -------------

     a. coolsavings.com's authorized capital stock consists of (i) 100,000,000 shares of common stock, of which 39,063,660 shares are issued and outstanding, all of which are entitled to vote (the "coolsavings Common Stock"), and (ii) 10,000,000 shares of preferred stock, of which no shares are issued and outstanding. A portion of the shares of preferred stock have been divided into series which currently consist of Series A Convertible Preferred Stock, Series B
                                        =
Convertible Preferred Stock and Series C Convertible Preferred Stock. Five thousand (5,000) shares of preferred stock are designated Series A Preferred Stock, of which no shares are currently outstanding, eight million six hundred ninety-five thousand (8,695,000) shares of preferred stock are designated as Series B Convertible Preferred Stock, of which no shares are issued and outstanding, and one million three hundred thousand (1,300,000) shares are designated as Series C Convertible Preferred Stock, of which no shares are issued and outstanding. The shares of coolsavings Common Stock have all of the rights, preferences and limitations of shares of common stock stated in the Michigan Act. The rights, preferences, privileges and restrictions granted to and imposed on the preferred shares are as set forth in coolsavings.com's Articles of Incorporation, as amended.

     b. The Corporation's authorized capital stock consists of (i) 379,000,000 shares of common stock, $0.001 par value, of which one share is issued and outstanding, which share is entitled to vote (the "Corporation Common Stock"), and (ii) 271,000,000 shares of preferred stock, $0.001 par value, of which no shares are issued and outstanding. A portion of the shares of preferred stock have been divided into series which currently consist of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock. Two hundred fifty eight million (258,000,000) shares of preferred stock are designated as Series B Convertible Preferred Stock, of which no shares are issued and outstanding, and thirteen million (13,000,000) shares are designated as Series C Convertible Preferred Stock, of which no shares are issued and outstanding. The shares of the Corporation Common Stock have all of the rights, preferences and limitations of shares of common stock stated in the Delaware Act. The rights, preferences, privileges and restrictions granted to and imposed on the preferred shares are as set forth in the Certificate of Incorporation of the Corporation attached hereto as Exhibit A.

     c. The number of authorized and outstanding shares of capital stock of each of coolsavings.com and the Corporation, as set forth in paragraphs (a) and
(b) above, will not change prior to the Effective Date (defined below).

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3.   TERMS AND EFFECT OF MERGER
     --------------------------

     a. At the Effective Date, coolsavings.com shall be merged with and into the Corporation, and the Corporation shall survive the Merger, all in accordance with the terms of this Agreement and the provisions of the Delaware Act and the Michigan Act (the "Merger"). As soon as practicable after the shareholders of coolsavings.com and the Corporation shall have approved the Merger in accordance with the terms of this Agreement, an appropriate Certificate of Merger shall be executed by each party hereto and delivered for filing with each of the Delaware Secretary of State and the Department of Consumer and Industry Services of the State of Michigan.

     b. The Merger shall become effective at such time as the Certificates of Merger are duly filed with the Department of Consumer and Industry Services of the State of Michigan and the Secretary of State of Delaware, as applicable, or at such other time as is permissible in accordance with the Delaware Act and the Michigan Act and the parties shall agree and as set forth in the Certificates of Merger (the "Effective Date").

     c. The Merger shall have the effects set forth in each of the Delaware Act and the Michigan Act. Without limiting the generality of the foregoing, at and after the Effective Date, the Surviving Corporation that shall possess all of the rights, privileges, immunities and franchises of a public and private nature of coolsavings.com; all assets and liabilities of coolsavings.com (including, without limitation, the liabilities of coolsavings.com to each of Landmark Communications, Inc., American National Bank and Trust Company of Chicago and Midwest Guaranty Bank under the respective agreements between coolsavings.com and such creditors) shall become assets and liabilities of the Surviving Corporation; and any and all property, real, personal and mixed, and any and all debts owing to coolsavings.com on whatever account, and all other choses in action, and all and every other interest (including, without limitation, all contract rights) of coolsavings.com shall transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real property, or any interest therein, vested in any of such corporations shall not prevent or be in any way impaired by reason of the Merger.

     d. In connection with the assignment to and assumption by the Surviving Corporation of any agreements of coolsavings.com relating to the capital stock of coolsavings.com, the parties agree that any provisions therein relating to any shareholder's ownership or voting of, or to the shareholder's status as a holder of, coolsavings Common Stock shall be deemed to be amended to refer, as applicable, to the shareholder's ownership or voting of, or to the shareholder's status as a holder of, Corporation Common Stock.

     e. If at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement or to vest in the Surviving Corporation the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of coolsavings.com, the officers and directors of the Surviving Corporation are fully authorized in the name of either or both of coolsavings.com and the Corporation to take any and all such action.

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4.   MANNER OF CONVERTING SECURITIES OF THE CONSTITUENT CORPORATIONS.
     ---------------------------------------------------------------

     a. At the Effective Date, each share of coolsavings Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be an issued and outstanding share of coolsavings Common Stock and shall automatically be converted into one (1) fully-paid and non-assessable share of Corporation Common Stock.

     b. At the Effective Date, all obligations of coolsavings.com to holders of stock options awarded pursuant to the coolsavings.com Second Amended and Restated 1997 Option Plan and the 1999 Non-Employee Director Stock Option Plan and any warrants (including, without limitation, the Warrant issued to Landmark Communications, Inc. dated July 30, 2001) and notes outstanding shall be binding on the Surviving Corporation. Except as provided in Section 4(c) below, (i) stock options and warrants to purchase shares of coolsavings Common Stock shall automatically be converted into options and warrants to purchase the same number of shares of Corporation Common Stock, and (ii) notes convertible into shares of coolsavings Common Stock will be converted into notes convertible into shares of Corporation Common Stock.

     c. At the Effective Date, the promissory notes and warrants to purchase shares of coolsavings Common Stock issued in connection with coolsavings.com's 2001 Subordinated Note Transaction shall be converted into shares of Series C Convertible Preferred Stock of the Surviving Corporation pursuant to the terms of that certain Securities Purchase Agreement among coolsavings.com, Landmark Communications, Inc. and Landmark Ventures VII, L.L.C. (collectively, "Landmark").

     d. At the Effective Date, the share of Corporation Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be an issued and outstanding share of Corporation Common Stock and shall be surrendered to the Corporation for cancellation and canceled, and no additional shares of Corporation Common Stock or any other consideration shall be issued or paid therefor.

5.   CERTIFICATE, BYLAWS, OFFICERS AND DIRECTORS
     -------------------------------------------

     a. From and after the Effective Date and until thereafter amended, the Certificate of Incorporation and Bylaws of the Corporation in effect on the Effective Date shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     b. From and after the Effective Date, the officers, directors and committees of directors of coolsavings.com on the Effective Date shall be the officers, directors and committees of directors of the Surviving Corporation and shall continue to hold office from and after the Effective Date until their successors have been duly elected or appointed and qualified, subject to

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the provisions of the Certificate of Incorporation and Bylaws of the Surviving
Corporation (including, without limitation, the right of the holders of the Corporation's Series B Convertible Preferred Stock to designate and elect directors provided for therein).

6.   EXCHANGE OF CERTIFICATES
     ------------------------

     a.  At the Effective Date,

         (i) each certificate representing shares of coolsavings Common Stock shall be exchanged for certificates representing the appropriate number of shares of Corporation Common Stock, and

         (ii) except as described in Section 4(c) above, each warrant agreement representing warrants to purchase and each promissory note convertible into coolsavings Common Stock shall be exchanged for, respectively, warrant agreements to purchase and promissory notes convertible into Corporation Common Stock.

     Promptly upon such exchange, coolsavings.com shall cause to be canceled and retire each such certificate representing shares of coolsavings Common Stock and each such warrant agreement and promissory note of coolsavings.com described above. Until so exchanged, canceled and retired, each such certificate, warrant agreement and promissory note, upon and after the Effective Date, shall be deemed for all purposes, other than the payment of dividends or other distributions, if any, to stockholders, to represent the number of shares subject to the securities of coolsavings.com represented thereby.

     b. In the event any certificates, warrant agreements or promissory notes shall have been lost, stolen or destroyed, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed certificates, warrant agreements or promissory notes, upon the making of an affidavit of that fact and an indemnity by the holder thereof, such securities of the Surviving Corporation as may be required pursuant to Section 4 above.

7.   MISCELLANEOUS
     -------------

     a.  Appointment of Agent.  The Corporation hereby consents to service of
         --------------------
process in the State of Michigan in any action or special proceeding of the enforcement of any liability or obligation of coolsavings.com, and hereby irrevocably appoints the Secretary of State of Michigan as its agent to accept service of process in any action or special proceeding for the enforcement of any such liability or obligation. The address to which a copy of such process shall be mailed by the Secretary of State of Michigan to the Corporation is: 360
N. Michigan Avenue, 19th Floor, Chicago, Illinois 60601.

     b.  Amendment.  This Agreement may be amended or modified at any time by
         ---------
mutual written agreement of the parties (i) in any respect prior to the approval hereof by the shareholders of coolsavings.com and the Corporation entitled to vote hereon, and (ii) in any respect

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subsequent to such approval, provided that any such amendment or modification subsequent to such approval shall not (A) change the method of exchanging the issued and outstanding shares of coolsavings Common Stock into shares of the Corporation Common, or (B) change any provision of the Certificate of Incorporation of the Surviving Corporation that would require the approval of its shareholders.

8.   COPIES OF THIS AGREEMENT
     ------------------------

     An original, executed copy of this Agreement shall remain on file at the Surviving Corporation's principal place of business, the address of which is 360
N. Michigan Avenue, 19th Floor, Chicago, IL 60601 and upon request and without cost, the Surviving Corporation shall furnish a copy thereof to any stockholder of coolsavings.com or the Corporation.

9.   MERGER PERMITTED UNDER DELAWARE AND MICHIGAN LAW
     ------------------------------------------------

     This Merger is permitted under, and shall be effectuated in accordance with, the laws of the States of Delaware and Michigan.


                           *     *     *     *     *
                           =========================

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          IN WITNESS WHEREOF, each of the undersigned, pursuant to authority granted by their respective Boards of Directors, has caused this Agreement and Plan of Merger to be executed as of July 30, 2001.

                                    COOLSAVINGS.COM INC., a Michigan
                                    corporation


                                    By: /s/ Matthew Moog
                                       ------------------------------
                                      Name:  Matthew Moog
                                      Title: President



                                    COOLSAVINGS, INC., a Delaware
                                    corporation


                                    By: /s/ Matthew Moog
                                       ------------------------------
                                      Name:  Matthew Moog
                                      Title: President & CEO

                                      Signed at 6:00 pm EST
                                      ---------------------